UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

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Heartflow, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-42790	26-0506743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Main Street, Suite 1000

San Francisco, California 94105

(Address of Principal Executive Offices) (Zip Code)

(650) 241-1221

(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders (the “Meeting”) of Heartflow, Inc. (the “Company”) was held on June 16, 2026. At the Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.

1.Each of the following Class I director nominees of the Company was elected to serve on the Company’s board of directors for a three-year term expiring at the Company’s 2029 Annual Meeting of Stockholders and until their successors have been duly elected and qualified by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Julie A. Cullivan	51,986,481	6,046,730	11,550,151
John C.M. Farquhar	52,277,825	5,755,386	11,550,151

2.The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
68,735,861	717,413	130,088	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTFLOW, INC.

Date: June 18, 2026	By:	/s/ Mhairi L. Jones
Mhairi L. Jones
Chief Accounting Officer